Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ADM Tronics Unlimited, Inc. (the "Company") on Form 10-QSB/A for the period ended September 30, 2004 (the "Report"), filed with the Securities and Exchange Commission, Andre' DiMino, Chief Executive Officer and Chief Financial Officer, of the Company hereby certifies pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section
13(a) or 15(d) of the Securities Exchange Act of 1934 as amended;
and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Date:  December 9, 2005          /s/ Andre' DiMino
                                     Chief Executive Officer and
                                            Chief Financial Officer




The foregoing certification is being furnished solely pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and
(b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-QSB or as a separate disclosure document.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ADM Tronics Unlimited, Inc. and will be retained by ADM Tronics Unlimited, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.